EXHIBIT 10.2

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is effective December 21, 2016 (the “Effective Date”) and between The Graham Group, Inc., an Iowa corporation (“Seller”), located at 505 5th Avenue, Suite 200, Des Moines, Iowa 50309, and Federal Home Loan Bank of Des Moines, a federally chartered corporation (“Buyer”), located at 801 Walnut Street, Suite 200, Des Moines, Iowa. Seller and Buyer are each a “Party” and together, the “Parties.”

WITNESSETH:

WHEREAS, Seller owns real estate in Des Moines, Polk County, Iowa, locally known as 909, 912 and 920 Locust Street, 900 Grand Avenue, 309 9th Street, and Parcel Nos. 020/00131-001-000, 020/02725-000-000, 020/02726-000-000, 020/00130-000-000, 020/02737-001-000, 020/02724-000-000, 020/02724-001-000, 020/02723-000-000, and 020/02737-002-000, and legally described on Exhibit “A”, attached hereto and hereby incorporated by this reference (the legal descriptions to be confirmed by the abstracts delivered hereunder), together with any improvements located thereon and easements and appurtenant estates thereto (the “Real Estate”) and any Personal Property (defined below) located on said Real Estate as of the Effective Date (the Real Estate and the Personal Property, together, the “Property”); and

WHEREAS, the Parties desire to enter into a transaction upon the terms provided below.

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree:

1.    Sale of Property. Subject to the terms of this Agreement, at Closing (defined below) Seller shall sell to Buyer, and Buyer shall buy from Seller, the Property, free and clear of all liens, other than Permitted Exceptions (hereafter defined). Any (1) lien of real estate taxes not yet due as of Closing; (2) applicable zoning law or building ordinance; (3) item expressly assumed by Buyer under this Agreement; (4) lien that will be removed by the payment of money from the Purchase Price at Closing; (5) covenant or restriction of record; (6) reservation of mineral title; and (7) subject to satisfaction of the conditions in Sections 6(A) and 7 of this Agreement, and the accuracy of related representations and warranties in this Agreement, the Leases (defined below); is, each, a “Permitted Exception” and collectively, the “Permitted Exceptions”; provided, that, no Permitted Exception is permissible, nor considered a Permitted Exception, if it is violated by existing improvements or the present use of the Property, or if it materially restricts Buyer’s control and use of the Property for commercial office space.

2.    Purchase Price. The purchase price is Twenty Million Five Hundred Thousand Dollars and 00/100 ($20,500,000.00) (the “Purchase Price”), to be paid as follows: (A) Twenty-five Thousand Dollars and 00/100 ($25,000.00) (the “Earnest Money”) to be deposited with Seller’s attorney (the “Firm”) within three (3) business days of the Parties’ execution of this Agreement and held in trust and disbursed by the Firm in accordance with this Agreement; and (B) the balance, subject to adjustment as provided in this Agreement, payable in immediately available funds at Closing. The Firm is authorized to promptly deposit and hold the Earnest Money in escrow and to disburse the same in accordance with this Agreement.

3.    Taxes; Assessments; Charges. Seller shall pay real estate taxes related to the Real Estate and due and payable in the fiscal year of Closing (July 1, 2016 to June 30, 2017) and any unpaid real estate taxes accrued for prior fiscal years. All real estate taxes for the Real Estate for the fiscal year in which Closing occurs, due and payable in the following fiscal year, shall be prorated to the date of Closing, with such proration based on the real estate taxes for the Real Estate for the fiscal year in which Closing occurs, according to public record. If, however, such taxes are not based on the full assessment of the current Real Estate improvements or tax classification as of the date of Closing, or both, such proration shall be based on the current millage rate and the assessed value of the Real Estate and improvements as shown on the Polk County Assessor’s records as of the date of Closing. Any proration shall take into account abatement, if any. Seller shall pay any real estate taxes due and payable on or before the date of Closing, with Buyer receiving a credit at Closing for any remaining unpaid real estate taxes for which Seller is responsible under this Section. Seller shall pay all special assessments that are a lien on the Real Estate as of Closing. Buyer shall pay all other real estate taxes and special assessments, subject to any obligation of tenants under the Leases (defined below) to do so. Any adjustments of rent, insurance and interest and all charges attributable to Seller’s possession will be made as of Closing. Further, Buyer shall receive a credit against the Purchase Price in the amount of any prepaid rent received by Seller with respect to the Real Estate before Closing to the extent the same relates to a period on or after Closing. Seller shall pay the transfer and any personal or sales tax due on the sale contemplated by this Agreement. The Parties shall agree on an allocation of the Purchase Price between Real Estate and the Personal Property prior to Closing.

4.     Property Condition; Fixtures. The Real Estate, and any personal property included in the sale of the same, as such personal property shall be set forth on a schedule completed by the Parties before the expiration of the Due Diligence Period and incorporated herein by reference upon the Parties execution thereof (the “Personal Property”) shall be in the same condition at Closing as on the Effective Date, normal wear and tear excepted. All property of Seller and fixtures that integrally belong to, are specifically adapted to or are part of, the Property, whether attached or detached, are a part of the Property and included in this sale and, subject to Buyer’s rights under Section 6(A), and Seller’s obligation to deliver clear title under this Agreement, is sold in “as is” physical condition, such “as is” determination to be made as of the Effective Date. All risk of loss as to the Property shall remain with Seller, and Seller shall maintain existing insurance on the Property, until title of the Property is transferred to Buyer. Seller shall further require any tenant under any Lease (each, a “Tenant”) to maintain the insurance required under such Lease. Buyer may purchase additional insurance. If, before the transfer of title to Buyer, the Property, or any part thereof, is destroyed or damaged by fire or other casualty, Buyer, in its sole discretion, may terminate this Agreement or proceed with Closing. If Buyer terminates this Agreement, it shall elect to do so by delivering written notice to Seller, with such termination effective on Seller’s receipt of said notice. Thereafter, Buyer is entitled to the Earnest Money and any other amount paid hereunder and, except as otherwise provided in this Agreement, each Party shall be relieved of further liability and obligation under this Agreement. If Buyer elects to proceed with Closing, notwithstanding the damage or destruction, Seller shall assign to Buyer at Closing, all of Seller’s right, title and interest to all insurance proceeds payable because of such destruction or damage, such obligation to survive Closing.

5.    Abstract. Seller, at its sole cost, shall promptly obtain one or more abstracts of title to the Real Estate, continued through the Effective Date, and promptly deliver the same to Buyer, its attorney or a designated title company for examination. Such abstract(s) shall show merchantable title in Seller in conformity with this Agreement, Iowa law and the Title Standards of the Iowa State Bar Association. Such abstract(s) shall become Buyer’s property when the Purchase Price is paid in full. Said abstract(s), as continued by any gap, lien or similar search before Closing, at Seller’s cost, shall continue to show title as above required until Closing. Seller shall make every reasonable effort to promptly perfect title. If Closing is delayed due to Seller’s inability to provide marketable title, this Agreement shall continue in full force and effect until Buyer terminates the same after giving ten (10) days’ written notice to Seller. Except as otherwise expressly provided in this Agreement, after any such termination, each Party shall be relieved of further obligations and liability under this Agreement, and Buyer shall receive a full and prompt refund of the Earnest Money and any other amount delivered hereunder. Seller shall pay the cost of any additional abstracting and title work due to its acts or omissions. Nothing herein shall prohibit Buyer from obtaining title insurance, at Buyer’s expense and if Buyer shall elect to obtain title insurance, Seller shall reasonably cooperate with Buyer and the title company.

6.    Conditions to Closing. Notwithstanding anything in this Agreement to the contrary, and in addition to, not in lieu of, the requirements of Section 5, Buyer’s obligations to purchase the Property and to pay the Purchase Price are subject to, and conditioned on, satisfaction, on or before the date of Closing unless otherwise specified, of each of the following conditions:

A.    Due Diligence. Buyer’s confirmation that the Property is suitable and in satisfactory condition, in Buyer’s sole discretion. To facilitate this determination, Buyer, commencing on the Effective Date and continuing for ninety (90) days thereafter (the “Due Diligence Period”), shall have access to the Property and may inspect or have the Property inspected. Such inspections may include, but are not limited to, a Phase I and/or a Phase II. In addition, within thirty (30) days of the Effective Date, Seller shall deliver, or cause to be delivered, to Buyer, for inspection, all materials related to the Property, or its lease and operation, and currently in Seller’s possession or of which Seller has knowledge, including, without limitation, any leases, subleases and licenses that will or could remain in effect after Closing, and all amendments thereto (each, a “Lease” and, collectively, the “Leases”); rent roll; actual and proposed operating budgets for the 2014-2017 calendar years; skywalk operating agreements; management agreements; maintenance plans, agreements and records; building condition and inspection reports; warranties; property and liability insurance policies and riders; environmental reports and audits; soil reports; surveys; development agreements; City of Des Moines correspondence; zoning variances or conditional use permits; permits; tax and assessment bills and agreements; underground utility reports; plans and specifications, including, without limitation, construction, architectural and structural plans and drawings, and CAD files; site plans; title insurance policies and opinions; bills of sale or other evidences of title of the Personal Property; and any other material, document, agreement or report reasonably requested by Buyer for any purpose related to this Section 6(A) (each, a “Due Diligence Material” and collectively, the “Due Diligence Materials”). If Seller delivers any one or more of the Due Diligence Materials to Buyer after the thirtieth (30th) day of the Due Diligence Period, the Due Diligence Period shall be extended by the number of days between the thirtieth (30th) day of the Due Diligence Period and the date of delivery of any such document.

This Agreement shall automatically terminate at the expiration of the Due Diligence Period, as may be extended, unless Buyer delivers written notice to Seller (i) of Buyer’s acceptance of the Property and satisfaction of this condition precedent; or (ii) Buyer’s acceptance of the Property, subject to the cure of one or more specified deficiencies. If Buyer delivers notice under subsection (ii) hereof, Seller shall notify Buyer in writing within three (3) business days of receipt of Buyer’s stated deficiencies of what steps, if any, Seller will take to correct such deficiencies. Buyer shall then promptly notify Seller, in writing, that such steps are (a) acceptable, in Buyer’s sole discretion, in which case this Agreement, as so modified, shall continue in full force and effect, subject only to the terms and conditions of the Agreement, as modified; or (b) unacceptable, in Buyer’s sole discretion, in which case this Agreement may be, at Buyer’s option, terminated, without liability to Buyer, upon written notice to Seller. If Seller fails to respond to Buyer within three (3) business days of Buyer’s notice of one or more deficiencies, Buyer may terminate this Agreement as provided in subsection (b) of this Section. If this Agreement is terminated as provided in this paragraph, the Earnest Money and any other amount delivered hereunder shall be promptly returned to Buyer, and, except as otherwise expressly provided in this Agreement, each Party shall thereafter be relieved of further obligation and liability under this Agreement. Notwithstanding the foregoing, unless this Agreement is earlier terminated as provided herein, Seller shall permit Buyer to inspect the Property within forty-eight (48) hours before Closing to assure that the Property is in the condition required by this Agreement.

During the Due Diligence Period, Buyer, at Buyer’s sole cost, may obtain a current land survey of the Real Estate (the “Survey”), prepared by a duly licensed, registered land surveyor in the State of Iowa. If the Survey shows an encroachment on the Real Estate, or if any improvement located on the Real Estate encroaches on lands of others, the encroachment shall be treated as a title defect, subject to Section 5 of this Agreement.

B.    Title. Buyer’s acceptance of title in accordance with Section 5 above.
C.    Estoppels. Buyer’s receipt of an estoppel certificate from each Tenant, certifying, with respect to its Lease: (i) that Tenant has accepted the leased premises (or, if Tenant has not done so, that Tenant has not accepted the leased premises, and specifying the reasons therefor); (ii) the commencement and expiration dates of said Lease; (iii) whether, to Tenant’s knowledge, there are then existing any defaults by Seller in the performance of its obligations under said Lease (and, if so, specifying the same); (iv) that the Lease attached to the certification is unmodified and in full force and effect (or, if there have been modifications, that the attached Lease is in full force and effect, as modified, and stating the date and nature of each modification); (v) the capacity of the person executing such certification, and that such person is duly authorized to execute the same on behalf of Tenant; (vi) the date to which rent and other sums payable under said Lease have been paid; (vii) that to its knowledge ,Tenant is not in default under said Lease nor does any event exist which, with the passage of time or the giving of notice, or both, would constitute an event of default (except as to defaults specified in the certificate); (viii) the amount of any security deposit and prepaid rent; (ix) any moveable, personal or similar property that Tenant claims the right to remove from the Real Estate upon expiration of the applicable Lease(s); and (x) such other matters as may be reasonably requested by Buyer. The estoppel certificates contemplated hereunder shall be delivered at least fifteen (15) days before Closing, unless otherwise specified, in writing, by Buyer.

D.    Tenant Rights.

(1)The expiration of Voya’s option to lease the entire building located at 909 Locust Street. In furtherance of the foregoing, Seller shall deliver not later than January 1, 2017, any notice required under the Lease with Voya giving Voya additional time to exercise the rights contemplated in this subsection and the applicable Lease(s).

(2)The expiration of Voya’s right of first refusal under Article 32 of its Lease. Seller shall deliver the notice required by Article 32 no later than December 21, 2016.

(3)Seller shall deliver to Buyer, within five (5) days after Seller’s delivery or receipt, as applicable, any notice, waiver or similar communication received or delivered by Seller and related to the rights contemplated herein.

E.    Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct as of the Effective Date and as of the date of Closing.

F.    Other Conditions. Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement. There shall not have been or occurred at any time before Closing any event, change, occurrence or circumstance that, individually or in the aggregate, has had or which could reasonably be expected to have a Material Adverse Effect (defined below).

If any of the foregoing is not satisfied or waived, in writing by Buyer as of or before Closing, Buyer may terminate this Agreement by providing written notice thereof to Seller, with such termination effective upon Seller’s receipt of said notice. If this Agreement is terminated as provided herein, the Earnest Money and any other amount delivered hereunder shall be promptly returned to Buyer, and, except as otherwise expressly provided in this Agreement, each Party shall thereafter be relieved of further obligation or liability under this Agreement.

7.    Lease Covenants. Seller acknowledges Buyer’s ability to lease a portion of the Real Estate to tenants under the Leases or other leases executed after the Effective Date by, or at the direction of, Buyer is critical to the financial soundness of the transaction contemplated in this Agreement. Therefore, from and after the Effective Date, Seller shall not, without Buyer’s prior, written consent (A) enter into any transaction involving or relating to the Property, except as expressly permitted under Section 14 of this Agreement; (B) enter into any new leases affecting the Property and extending beyond the date of Closing, or amend or extend any current Lease; (C) take or permit to be taken any action, or do, or permit to be done, anything with respect to the Property that breaches its obligations under this Agreement or that could reasonably be expected to have a Material Adverse Effect; (D) mortgage, pledge or grant any lien, security interest, charge or other encumbrance, except for Permitted Exceptions, on the Property; or (E) waive any rights relating to the Property, unless such waiver could not reasonably be expected to have a Material Adverse Effect. Further, from and after the Effective Date, Seller shall permit Buyer to access the Real Estate for the purpose of showing the Real Estate to prospective tenants, and shall reasonably cooperate with Buyer in Buyer’s solicitation of tenants that may occupy the Real Estate after Closing pursuant to one or more leases with Buyer; provided, that, Seller shall have no obligation to execute any lease with such tenants.

“Material Adverse Effect” means with respect to a Party, any occurrence, condition or change that is materially adverse to the ability of such Party to consummate the transactions contemplated hereby, or with respect to the Property, or any part thereof, any occurrence, condition or change that is materially adverse to Buyer’s ability to use and lease the same for commercial office space, but shall not include any occurrence, condition or change, directly or indirectly, related to: (i) general economic or political conditions; (ii) any natural or man-made disaster, acts of God or acts of war; (iii) any action required or permitted by this Agreement or the other Party; (iv) any matter of which the other Party is aware on the Effective Date; and (v) any changes in applicable law.

8.    Subdivision. If this sale constitutes or requires a subdivision of land, Seller shall pay all subdivision expenses and obtain all necessary governmental approvals, including, without limitation, any survey costs required by the subdivision.

9.    Closing. The date of the closing of the transaction contemplated hereby (“Closing”) shall occur on or before a date that is thirty (30) days from the written waiver or satisfaction of the last condition precedent, but in no case later than April 7, 2017, unless otherwise agreed to by the Parties. Closing shall be at a location mutually agreed to by the Parties. If Closing does not occur as provided in this Section, either Party may terminate this Agreement by written notice to the other. Upon the non-terminating Party’s receipt of such notice, except as otherwise expressly provided in this Agreement, each Party shall be relieved of further obligation and liability under this Agreement, and the Firm shall return the Earnest Money and any other amount delivered hereunder to Buyer, unless Closing does not occur by fault of Buyer, in which case the Earnest Money shall be paid to Seller. This transaction shall be deemed closed upon the filing of the title transfer documents contemplated by Section 10 and Seller’s receipt of the Purchase Price, as adjusted in accordance with this Agreement.

10.    Deliveries at Closing. At Closing, Seller shall cause to be prepared, and deliver to Buyer (A) an executed original good and sufficient Corporate Warranty Deed, in a form satisfactory for recording, conveying good and clear record and marketable title in the Real Estate to Buyer, free and clear of all liens and encumbrances, together with full possession of all real property making up the Real Estate, subject to Permitted Exceptions; (B) a completed and executed Groundwater Hazard Statement showing no wells, private burial sites, solid waste disposal sites, private sewage systems, hazardous waste and underground storage tanks on the Real Estate; (C) a completed and executed declaration of value; (D) a bill of sale, in a form reasonably acceptable to Buyer, conveying good and clear title in the Personal Property, free and clear of all liens and encumbrances, together with full possession of the Personal Property, subject to Permitted Exceptions (the “Bill of Sale”); (E) the abstract(s); (F) subject to Buyer’s rights under Section 6(A), an assignment of the Leases and security deposits paid on account of the same, in a form reasonably acceptable to each Party (the “Assignment”), which form of the Assignment shall be agreed to by the Parties before the expiration of the Due Diligence Period, as may be extended; (G) a certificate duly executed by Seller under penalty of perjury certifying that Seller is not a “foreign person” in accordance with and for the purpose of Section 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder; (H) evidence of Seller’s authority to execute and deliver this Agreement, and the documents contemplated herein, and to perform its obligations under this Agreement (“Seller’s Authorization”); and (I) any other document reasonably requested by Buyer, its attorney or its title company. General warranties of the title shall extend to the time of delivery of the deed excepting liens and encumbrances suffered or permitted by Buyer. At Closing, Buyer shall deliver to Seller the balance of the Purchase Price, as adjusted, the Bill of Sale, the Assignment, evidence of Buyer’s authority to execute and deliver this Agreement, and the documents contemplated herein, and to perform its obligations under this Agreement (“Buyer’s Authorization”), and any other document reasonably requested by Seller, its attorney, or the title company. Both Parties shall execute a settlement statement. Buyer is responsible for the recording fees of the deed and any other transfer document.

11.    Representations and Warranties.

A.    Seller represents and warrants to Buyer as of the Effective Date and the date of Closing that:

(i)    Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Iowa and has all requisite power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereunder. The execution and performance by Seller of the terms and provisions of this Agreement have been duly authorized by all requisite corporate action and, subject to Buyer’s execution, this Agreement constitutes a valid and binding obligation of the corporation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally and to general principals of equity (regardless of whether such enforcement is at law or in equity).

(ii)     Neither the execution nor delivery by Seller of this Agreement nor the consummation of the transactions contemplated hereby (a) violates or will violate any law applicable to Seller; (b) results or will result in a breach of, or default under, Seller’s Articles of Incorporation, Bylaws or similar agreement related to Seller’s organization or operation; (c) violates or will violate any order, ruling, writ, judgment, injunction or decree of any court or any federal, state, county, municipal or other governmental or quasi-governmental authority or agency (each a “Governmental Entity”) (an “Order”) applicable to Seller; (d) conflicts or will conflict with or will result in any breach of any commitment or other agreement applicable to Seller; (e) results or will result in the imposition of any lien on the Property; or (f) results or will result in or give rise to any Claim (defined below) against Seller or the Property. Except for Seller’s Authorization and Buyer’s Authorization, no consent, authorization or approval from, or registration or filing with, any Governmental Entity or other third party must be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(iii)    No Claim is in progress, effect or pending, or to Seller’s knowledge, is threatened, against or that relates to the Property or Seller, or that could reasonably be expected to have a Material Adverse Effect.

(iv)    Seller owns and has good title to the Property, free and clear of all liens and encumbrances, other than Permitted Exceptions. Seller has good right, title and authority to convey title to the Property in the manner set forth in this Agreement. Except for, and subject to, Permitted Exceptions, there are no existing contracts or other agreements for sale of the Property, or any portion thereof, or that give any other party any right in or to the Property, or any portion thereof, and Seller is in full possession of the Property and there is no other party occupying any portion of the Real Estate, or who may claim any interest in the Property, or any portion thereof, by reason of adverse possession, prescriptive easement, establishment of a boundary by acquiescence or otherwise. Except for Due Diligence Materials delivered under this Agreement, there are no private, unrecorded agreements, contracts, deeds, leases, licenses or easements that affect the Property. There does not exist any actual or, to the best of Seller’s knowledge, threatened or contemplated, condemnation or eminent domain proceedings that affect the Property, or any part thereof.

(v)    Each Lease is valid and binding on the parties thereto in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Lease. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Lease or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Lease have been (or will be) delivered to Buyer in accordance with Section 6(A). Each Lease is assignable to Buyer without the consent of or notice to any other person. There are no disputes pending or threatened under any Lease.

(vi)    The Real Estate has direct legal access to, abuts, and is served by one or more publicly dedicated and maintained roads which provide a valid means of ingress and egress thereto and therefrom, sufficient for the present operation of the Real Estate.

(vii)    Any buildings and improvements located on the Real Estate are wholly contained within the Real Estate’s boundaries and set-back lines, and neighboring improvements do not encroach on the Real Estate.

(viii)    No labor, materials, machinery, fixtures or tools have been furnished within the last ninety (90) days in connection with the construction, alteration, improvement or repair of any part of the Property contemplated under this Agreement.

(ix)    Seller is in compliance in all material respects with all laws applicable to use of the Property, including all environmental laws, and the Property complies with all zoning, land use, environmental and other applicable laws, ordinances, regulations decrees, rules and conditions of any court or Governmental Entity, and there has been no damage, destruction or loss, with respect to the Property.

(x)    All certificates of occupancy, permits, licenses, franchises, approvals and authorizations of all Governmental Entities having jurisdiction over the Property, which are required to use, operate, or occupy the Property as currently conducted (collectively, the “Permits”), have been issued and are in full force and effect and have been (or will be) delivered to Buyer in accordance with Section 6(A). Seller has been and is in compliance in all material respects with all terms and conditions of all Permits. Seller has not received any notice from any Governmental Entity or other person having jurisdiction over the Property threatening a suspension, revocation, modification or cancellation of any Permit and there is no basis for the issuance of any such notice or the taking of any such action.

(xi)    There are no pending or existing unsatisfied development agreements or similar agreements (oral or written) with or commitments to a Governmental Entity with respect to the Real Estate, including, without limitation, any agreement that imposes an obligation on Seller to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Real Estate, or that restricts Seller’s ability to close any current operations at any portion of Real Estate or requires Seller to maintain certain employment levels on any portion of Real Estate.

(xii)    (a) Seller has not received written notice of any violation by Seller or any tenant of Seller of any environmental law relating to the Property and, to the best of Seller’s knowledge, no condition or event has occurred which with notice or passage of time, or both, would constitute a violation of any environmental law; (b) no pollutants, contaminants or hazardous or toxic wastes, substances or materials, as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substance Control Act, or any other similar federal, state or local law, have been manufactured, generated, stored, handled, disposed, buried, dumped or used on, at or in connection with the Property by Seller or, to the best of Seller’s knowledge, by any other occupant or tenant of the Real Estate; (c) no asbestos, asbestos-containing materials, polychlorinated biphenyls (PCBs), PCB compounds or other pollutants, contaminants, hazardous or toxic wastes, substances or materials have been placed on the Real Estate by Seller or, to the best of Seller’s knowledge, any other occupant or tenant of the Real Estate, nor have they been used in the construction, repair or alteration of any portion of the Real Estate by Seller or, to the best of Seller’s knowledge, any other occupant or tenant of the Real Estate; and (d) to the best of Seller’s knowledge, there are no above-ground or underground storage tanks, wells, pools, settling ponds, traps, drains or other similar above-ground or subsurface structures present on or under the Real Estate, which has not been disclosed to Buyer in writing.

(xiii)    All Due Diligence Materials provided to Buyer, as delivered, are complete and correct in all material respects.

(xiv)    There are no pending assessments that will affect, or planned improvements that will or would reasonably result in an assessment upon, the Property.

(xv)    No representation or warranty by Seller herein nor any statement or certificate furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact known to Seller required to make the statements herein or therein contained under the circumstances hereof not misleading.

If any event occurs before Closing that renders any of the foregoing representations or warranties untrue in any material respect, unless such was caused by Buyer’s action or inaction, Seller shall immediately notify Buyer of such information and provide Buyer with any documentation received and related thereto. If the event causing a change to any one of the above representations has or could reasonably be expected to have a Material Adverse Effect, as determined in Buyer’s reasonable discretion, Buyer may terminate this Agreement by providing Seller notice thereof, such termination effective on Seller’s receipt of such notice. Upon such termination, the Earnest Money and any other amount delivered hereunder shall be promptly returned to Buyer and, except as otherwise expressly provided in this Agreement, each Party thereafter relieved of further obligation and liability under this Agreement. Notwithstanding the foregoing, if Buyer does not terminate the Agreement and the event giving rise to a change in the above representations relates to condemnation or the exercise of eminent domain over the Property, Buyer shall receive notice of, and is entitled to control, all negotiations or meetings with the condemning authorities, and Seller shall at Closing assign, transfer and set over to Buyer all of Seller’s right, title and interest, if any, in and to any awards made or to be made in connection with such a taking, such obligation to survive Closing.

B.    Buyer represents and warrants to Seller as of the Effective Date and the date of Closing that:

(i)    Buyer is a corporation, duly organized, validly existing and in good standing under United States federal law and has all requisite power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereunder. The execution and performance by Buyer of the terms and provisions of this Agreement have been duly authorized by all requisite corporate action and, subject to Seller’s execution, this Agreement constitutes a valid and binding obligation of the corporation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights generally and to general principals of equity (regardless of whether such enforcement is at law or in equity).

(ii)     Neither the execution nor delivery by Buyer of this Agreement nor the consummation of the transactions contemplated hereby (a) violates or will violate any law applicable to Buyer; (b) results or will result in a breach of, or default under, Buyer’s Amended and Restated Organization Certificate, Amended and Restated Bylaws or similar agreement related to Buyer’s organization or operation; (c) violates or will violate any Order applicable to Buyer; (d) conflicts or will conflict with or will result in any breach of any commitment applicable to Buyer; or (e) results or will result in or give rise to any claim or judgment against Buyer. No consent, authorization or approval from, or registration or filing with, any Governmental Entity or other third party is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

If any event occurs before Closing that renders any of the foregoing representations or warranties untrue in any material respect, unless such was caused by Seller’s action or inaction, Buyer shall immediately notify Seller of such information and provide Seller with any documentation received and related thereto. If the event causing a change to any one of the above representations or warranties has or could reasonably be expected to have a Material Adverse Effect, Seller may terminate this Agreement by providing Buyer notice thereof, such termination effective as of Buyer’s receipt of such notice. Upon such termination, the Earnest Money and any other amount delivered hereunder shall be delivered to Seller, to the extent required by Section 15, and, except as otherwise expressly provided in this Agreement, each Party thereafter relieved of further liability and obligations under this Agreement.

12.    Indemnification.

A.    Seller's Indemnification. Notwithstanding Closing, and regardless of any investigation made by or on behalf of Buyer, or any information Buyer may have, but subject to the terms of the Leases, Seller shall indemnify and hold Buyer and its Indemnitees (defined below) harmless from, and in respect of, shall reimburse the same for, and defend the same against: (i) any Claim resulting from any untrue written representation, breach of warranty or non-fulfillment of any covenant or agreement by Seller contained herein or in any certificate or instrument of Seller delivered to Buyer hereunder; (ii) any Claim incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; (iii) any liabilities of Seller; and (iv) any Claim arising from actions or omissions occurring on or before Closing and relating to Seller or the Property, or both, including, without limitation, but subject to the Assignment, any Claim arising on or before Closing with respect to any Lease.

B.    Buyer’s Indemnification. Notwithstanding Closing, Buyer shall indemnify and hold Seller and its Indemnitees, and in respect of, shall reimburse the same for, and defend the same against: (i) any Claim resulting from any untrue written representation, breach of warranty or non-fulfillment of any covenant or agreement by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder; (ii) any Claim incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and (iii) any Claim arising from actions or omissions of Buyer occurring after Closing and relating to Buyer or the Property, or both, including, without limitation, but subject to the Assignment, any Claim arising after Closing with respect to any Lease.

C.    Survival; Defined Terms. All representations, warranties, covenants and obligations in this Agreement and any other certificate delivered pursuant to this Agreement, and the indemnification provided under this Section shall survive Closing or the earlier termination of this Agreement for a period of one (1) year, other than the representations and warranties in Sections 11(A)(i)-(ii) and (iv)-(v), Sections 12(B)(i)-(ii) and Section 24, which shall survive indefinitely, the indemnification under Sections 12(A), 12(B) and 29, which shall survive for the greater of three (3) years or the applicable statute of limitations, and covenants and agreements that are to be performed following the Closing, which shall survive until such covenants or agreements are performed in accordance with this Agreement. For purposes of this Agreement: (i) “Claims” means any claims, actions, proceedings, investigations, liabilities, expenses, costs, fines, penalties, reasonable attorneys’ fees, losses and other damages; and (ii) a Party’s “Indemnitees” means its directors, officers, managers, employees, members, agents, representatives, affiliates, guests, invitees, representatives, heirs, successors and assigns.

13.    Right of Entry. From and after the Effective Date until Closing or the earlier termination of this Agreement, Buyer, for itself and its agents, subject to twenty-four (24) hours’ advance, written notice to Seller and, if required by Seller, accompaniment by Seller or its agents, has a right of entry on the Real Estate, and may use such right to enter the Real Estate for any purpose related to this Agreement, including, without limitation, Sections 6(A) and 7. Buyer shall protect, defend, indemnify and hold harmless Seller and Seller’s Indemnitees from and against any and all Claims related to any damage to persons or the Real Estate, or any violation of law, solely arising from Buyer’s entry on the Real Estate. If this Agreement is terminated, Buyer shall repair any damage to the Property caused by any such entry, such obligation to survive the termination of this Agreement.
14.    Exclusivity. From the Effective Date until the expiration of the Due Diligence Period, Seller may market the Property and accept offers for the purchase of the same, subject to Buyer’s rights under this Agreement (as such rights are further subject to Voya’s right of first refusal). Commencing at the expiration of the Due Diligence Period and continuing until either Party terminates this Agreement as provided herein, Seller and its agents shall not, without Buyer’s prior, written consent, directly or indirectly market the Property or solicit, pursue, negotiate, work, or entertain offers to purchase or lease on all or any part of the Property.

15.    Remedies. Except as otherwise provided herein, if either Party defaults in performance of this Agreement, the other Party has the right to use any and all remedies or actions at law or in equity, including, without limitation, the right to obtain specific performance and forfeiture of this Agreement and is entitled to obtain judgment for costs and reasonable attorneys’ fees, as permitted by law. If Seller defaults, all Earnest Money and any other amount delivered hereunder shall be returned to Buyer. If Buyer defaults, Seller’s sole and exclusive remedy shall be to the Earnest Money and any other amount delivered hereunder, which shall be disbursed to Seller as liquidated damages. In the event of Buyer’s default hereunder, Seller’s damages will be impossible to estimate and the Earnest Money represents a fair estimate of the loss by Seller in such event.

16.    Use of Purchase Price. At time of settlement, some or all of the Purchase Price may be used to pay taxes and other liens, and to acquire outstanding interests, if any, of others.

17.    Time is of the Essence. Time is of the essence as to this Agreement.

18.    Further Assurance. The Parties shall execute, acknowledge and deliver all such further instruments and assurances, and take all such further action before or after Closing as are necessary or desirable to carry out this Agreement and to consummate and effect the transactions contemplated hereby. In furtherance of the foregoing, Seller shall cooperate as owner of the Property, at Buyer’s sole expense, and execute such documents required of Buyer in the procurement of financial assistance and incentives related to the Property.

19.    Entire Agreement. This Agreement constitutes the entire understanding between the Parties concerning the subject matter hereof and supersedes any prior agreement or letter of intent between the Parties. No other representations, inducements, promises or agreements between the Parties, relating to the subject matter hereof and not embodied in this Agreement are of any force or effect.

20.    Amendment and Assignment. No amendment of this Agreement shall be binding unless set forth in a writing, duly executed by the Parties. Neither Party may assign this Agreement, nor any of its rights hereunder, without the other Party’s prior, written consent, which consent will not be unreasonably withheld; provided, that, Buyer shall have the right to assign its rights and obligations hereunder to a related party, including, without limitation, an affiliate or another entity in which the owners are substantially the same as the owners of Buyer, without Seller’s prior consent.

21.    Binding Nature. This Agreement shall inure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

22.    Construction. Headings are included for convenience only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement. All section references, unless otherwise clearly indicated, are to sections in this Agreement. Words and phrases shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to context. This Agreement is not to be construed more strictly against a Party merely because it may have been drafted or prepared by such Party or its counsel, this Agreement being the product of negotiation.

23.    Waiver. No failure or delay by either Party in exercising any right, power or privilege hereunder will operate as a waiver thereof. No waiver is effective unless set forth in a writing and executed by the Party so waiving, such waiver inoperative as a waiver of any subsequent breach; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

24.    Costs; Broker Fees. Seller shall pay any amount due Jones Lang LaSalle (the “Broker”) pursuant to a separate agreement between Seller and the Broker. Except for the Broker, neither Party has used the service of a real estate agent or broker in connection with this transaction. If a third party institutes legal action in an effort to recover any broker’s, finder’s or similar fee in connection with the transaction contemplated hereby, the Party who failed to disclose such relationship is solely responsible for any amount claimed and will defend and hold the other Party and such other Party’s Indemnitees harmless from and against all Claims related to a breach of the above representation, said representation and warranty and obligation to defend and indemnify to survive Closing or the earlier termination of this Agreement. The Parties shall share equally in the costs assessed by the closing agent in connection with Closing. Except as otherwise expressly provided in this Agreement, each Party shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transaction contemplated hereby.

25.    Notice.    All notices, requests, demands and other communications under this Agreement will be in writing and deemed to have been duly given when delivered personally, or after confirmation of delivery when delivered by facsimile or email, or forty-eight (48) hours after being mailed registered or certified mail, return receipt requested, postage prepaid, to the Party at the address set forth above, or such other address provided in writing by the receiving Party.

26.    Governing Law.    This Agreement shall be construed and governed in accordance with the laws of the State of Iowa, without regard to its choice of law principles.

27.    Severability. If any provision hereof is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability shall not affect nor impair the enforceability of any other provision of this Agreement.

28.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument. Parties may sign and deliver this Agreement by facsimile or PDF signatures, each such signature to be treated as an original.

29.        Certification. Each Party certifies that it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and is not engaged in this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Each Party shall defend, indemnify and hold harmless the other Party and such other Party’s Indemnitees from and against any and all Claims arising from or related to the indemnifying Party’s breach of the foregoing certification, said indemnification to survive Closing or the earlier termination of this Agreement.

30.         Confidentiality. This Agreement, the terms and existence of this Agreement, and the discussions and negotiations related to this Agreement, shall constitute confidential information. Each Party shall disclose such confidential information only to agents and advisors who (i) need to know such confidential information in connection with the negotiation of this Agreement and the transactions related hereto and (ii) have agreed not to disclose such confidential information and otherwise maintain the confidentiality of the same. This provision is binding on the Parties, may be enforced at law or in equity, with each Party entitled to seek injunctive relief, and shall survive Closing or the earlier termination of this Agreement. Notwithstanding the foregoing, the Parties’ respective obligations hereunder shall not apply to the extent the confidential information contemplated herein is or becomes generally available and known to the public or rightfully becomes available to the recipient on a non-confidential basis.

[Signature Pages Follow]

SELLER:                        BUYER:
The Graham Group, Inc.                    Federal Home Loan Bank of Des Moines

/s/ George D. Milligan         /s/ Michael L. Wilson
By: George D. Milligan                    By: Michael L. Wilson
Its: President                        Its: President and Chief Executive Officer

Exhibit “A”
[Legal Description of the Real Estate] To be confirmed by the abstracts.

Lots 2 and 3 and the South eight (8) feet of Lot 1, of the Official Plat of Block Two (2) of Campbell and McMullen’s Addition to Fort Des Moines, now included in and forming a part of the City of Des Moines, Polk County, Iowa; AND the South sixteen (16) feet of Lot 4 and all of Lot 5 of the Official Plat of the Southwest Quarter of Section 4, Township 78 North, Range 24 West of the 5th P.M., now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Locally known as: 909 Locust Street (Parcel No. 020/00131-001-000);

AND

The East Half (E 1/2) of Lots 5 and 6, Block Five (5), West Fort Des Moines, an Official Plat now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Locally known as: 912 Locust Street (Parcel No. 020/02725-000-000);

AND

The West Half (W 1/2) of Lots 5 and 6, Block Five (5), West Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Locally known as: 920 Locust Street (Parcel No. 020-02726-000-000);

AND

Lot 4 of the Official Plat of the Southwest Quarter of Section 4, Township 78 North, Range 24 West of the 5th P.M., now included in and forming a part of the City of Des Moines, Polk County, Iowa, EXCEPT the South 16 feet thereof; AND Lot 1, of the Official Plat of the Block Two (2) of Campbell and McMullen’s Addition to Fort Des Moines, now included in and forming a part of the City of Des Moines, Polk County, Iowa, EXCEPT the South eight (8) feet thereof.

Locally known as: 900 Grand Avenue (Parcel No. 020/00130-000-000);

AND

Lots 5 and 6, Block Six (6), West Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Locally known as: 309 9th Street (Parcel No. 020/02737-001-000);

AND

Lot 4, Block Five (5), West Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Commonly referred to as: Parcel No. 020/02724-000-000;

AND

The 16.5 foot North/South alley right-of-way lying West of and adjoining Lots 3 and 4, Block Five (5), West Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Commonly referred to as: Parcel No. 020/02724-001-000;

AND

Lot 3, Block Five (5), West Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Commonly referred to as: Parcel No. 020/02723-000-000;

AND

The East/West alley right-of-way South of and adjoining Lot 6, Block Six (6), West Fort Des Moines, an Official Plat now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Commonly referred to as: Parcel No. 020/02737-002-000.

Also, collectively, known as:

Lots 1, 2 and 3, of the Official Plat of Block Two (2) of Campbell and McMullen’s Addition to Fort Des Moines, now included in and forming a part of the City of Des Moines, Polk County, Iowa;

AND

Lots 4 and 5 of the Official Plat of the Southwest Quarter of Section 4, Township 78 North, Range 24 West of the 5th P.M., now included in and forming a part of the City of Des Moines, Polk County, Iowa;

AND

Lots 3, 4, 5 and 6, Block Five (5), and Lots 5 and 6, Block Six (6), West Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa;

AND

The 16.5 foot North/South alley right-of-way lying West of and adjoining Lots 3 and 4, Block Five (5), West Fort Des Moines, an Official Plat, now included in and forming a part of the City of Des Moines, Polk County, Iowa;

AND

The East/West alley right-of-way South of and adjoining Lot 6, Block Six (6), West Fort Des Moines, an Official Plat now included in and forming a part of the City of Des Moines, Polk County, Iowa.

Exhibit “B”
[Personal Property]

Tractor located on the Real Estate as of March 21, 2017.
All tools located on the Real Estate as of March 21, 2017.
All holiday decorations located on the Real Estate as of March 21, 2017.

By its execution of this Exhibit, each Party acknowledges that the above represents the Personal Property to be included in the sale contemplated by this Agreement, and that this Exhibit “B”, upon the Parties’ execution hereof, shall be incorporated into and made part of this Agreement.

SELLER:                        BUYER:
The Graham Group, Inc.                    Federal Home Loan Bank of Des Moines

/s/ George D. Milligan___________________        /s/ Michael L. Wilson___________________
By: George D. Milligan                    By: Michael L. Wilson
Its: President                        Its: President and Chief Executive Officer

FIRST AMENDMENT to Purchase Agreement

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is effective March 30, 2017 (the “Effective Date”) and is between The Graham Group, Inc., an Iowa corporation (“Seller”) and Federal Home Loan Bank of Des Moines, a federally chartered corporation (“Buyer”). Seller and Buyer are each, a “Party” and together, the “Parties”.

RECITALS:

WHEREAS, the Parties executed a Purchase Agreement on December 21, 2016, related to 909, 912 and 920 Locust Street, 900 Grand Avenue, 309 9th Street and adjacent parcels, all in Des Moines, Polk County, Iowa, and certain personal property, all as further described therein and defined as the Property (the “Agreement”) and desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the anticipated Closing of the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree:

1.Recitals; Definitions. The foregoing recitals are incorporated by this reference. Capitalized terms used but undefined in this Amendment shall have the meaning given to them in the Agreement.

2.Closing. The first sentence of Section 9 shall be deleted and replaced with: “The date of closing of the transaction contemplated hereby (“Closing”) shall occur on or before May 2, 2017, unless otherwise agreed to by the Parties.”

3.Continuing Effect. Except as amended hereby, the Agreement remains in full force and effect. To the extent of any conflict between this Amendment and the Agreement, this Amendment’s terms control.

4.Counterparts. This Amendment may be executed by the Parties in separate counterparts, all of which together shall constitute one and the same instrument. Facsimile and PDF signatures shall be given the same effect as original signatures.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

SELLER:                        BUYER:
The Graham Group, Inc.                Federal Home Loan Bank of Des Moines

/s/ George D. Milligan             /s/ Michael L. Wilson
By: George D. Milligan                    By: Michael L. Wilson,
Its: President                        Its: President and Chief Executive Officer